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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No. 1 of our report dated February 25, 2000, relating to the financial statements of Pegaso Telecomunicaciones, S.A. de
C.V., which appears in Leap Wireless International, Inc.'s Annual Report on Form 10-K/A Amendment No. 2 for the year ended August 31, 1999. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers

Mexico City, Mexico
August 16, 2000